                                EXHIBIT 10.69
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                                                                   EXHIBIT 10.69





                           LOAN AND OPTION AGREEMENT

                         DATED AS OF DECEMBER 17, 1993

                                 BY AND BETWEEN

                          THE CHRISTIAN NETWORK, INC.

                                      AND

                  BRADENTON BROADCAST TELEVISION COMPANY, LTD.
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                           LOAN AND OPTION AGREEMENT

         This LOAN AND OPTION AGREEMENT is made as of December 17, 1993, by and between Bradenton Broadcast Television Company, Ltd., a Florida limited partnership ("BBTC"), and The Christian Network, Inc., a Florida non-profit corporation ("CNI").

                                    RECITALS

         A. BBTC is currently constructing commercial television station WTBG-TV, Channel 66, in Bradenton, Florida (the "Station"), pursuant to a construction permit (File No. BALCT-930624KG) issued by the Federal Communications Commission (the "Permit").

         B. BBTC has requested that CNI make, and CNI has agreed to make, a line of credit in an amount not to exceed Three Million One Hundred Thousand Dollars ($3,100,000) available to BBTC, on the terms and conditions set forth herein.

         C. To induce CNI to extend the line of credit, BBTC has agreed to grant to CNI an option, exercisable beginning on the Option Commencement Date (as defined in this Agreement), to purchase all the assets that are then owned by BBTC and used or useful in the construction or operation of the Station, including all licenses, leases, and other intangible assets of the Station, for the price and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained herein, CNI and BBTC, intending to be bound legally, agree as follows:

SECTION 1        DEFINITIONS.

         1.1 Terms Defined in this Section. The following terms, as used in this Agreement, shall have the meanings set forth in this Section:.

         "Assets" means the assets that are the subject of the Option, as specified in Section 3.1.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to the Option in accordance with the provisions of Section 9.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 9.
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         "Completion Date" means the date on which the Station first commences program tests after the completion of construction of the Station in accordance with the Permit and standard industry requirements for normal commercial operations.

         "Contracts Schedule" means the schedule to be delivered by BBTC to CNI in accordance with Section 4.7.

         "Covenanting Parties" means the individuals who have executed this Agreement as Covenanting Parties.

         "Effective Time" means 12:01 a.m., Bradenton, Florida, time, on the Closing Date.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to CNI as contemplated by this Agreement.

         "FCC Licenses" means all licenses, permits, and other authorizations now or hereafter issued by the FCC to BBTC in connection with the construction and operation of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "Intangibles Schedule" means the schedule to be delivered by BBTC to CNI in accordance with Section 4.9.

         "License Schedule" means the schedule to be delivered by BBTC to CNI in accordance with Section 4.4.

         "MFR Noncompetition Agreement" means a Noncompetition Agreement in the form of Exhibit H, to be entered into among CNI, MFR, Inc., and the sole stockholder of MFR, Inc. prior to, or concurrently with, the making of the first Loan under this Agreement.

         "Noncompetition Agreement" means the Noncompetition Agreement to be entered into at the Closing among CNI, BBTC, and the Covenanting Parties, in the form of Exhibit A.

         "Option" means the option granted by BBTC to CNI by this Agreement.

         "Personal Property Schedule" means the schedule to be delivered by BBTC to CNI in accordance with Section 4.5.





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         "Personnel Schedule" means the schedule to be delivered by BBTC to CNI in accordance with Section 4.8.

         "Real Property" means all real property, and all buildings and other improvements thereon, used or useful in the business or operations of the Station.

         "Real Property Schedule" means the schedule to be delivered by BBTC to CNI in accordance with Section 4.6.

         "Time Brokerage Agreement" means the Time Brokerage Agreement relating to the Station, substantially in the form of Exhibit B to this Agreement, to be entered into between BBTC and CNI prior to the Completion Date.

         1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                               Section
----                                               -------
Estimated Purchase Price                           Section 3.4(b)(1)

Event of Default                                   Section 2.8(a)

Line of Credit Note                                Section 2.1

Loans                                              Section 2.1

Maturity Date                                      Section 2.5

Mortgage                                           Section 2.6

Option Commencement Date                           Section 3.3

Permit                                             Recitals

Purchase Price                                     Section 3.4(a)

Security Agreement                                 Section 2.6

Station                                            Recitals

SECTION 2        LOAN.

         2.1 Line of Credit. From time to time prior to the earlier of the Maturity Date or the Completion Date, BBTC may obtain loans from CNI (the "Loans"), up to a maximum amount outstanding of Three Million One Hundred Thousand Dollars ($3,100,000). All Loans shall be evidenced by a single promissory note of BBTC (such promissory note, as it may be amended, restated, or extended from time to time is called the "Line of Credit Note") in the





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form of Exhibit C hereto. The Line of Credit Note shall be executed by BBTC and delivered to CNI prior to the initial Loan under this Agreement. CNI may, and is hereby authorized by BBTC to, set forth on the grid attached to the Line of Credit Note, or in other comparable records maintained by CNI, the amount of each Loan, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Loan set forth in any records maintained by CNI with respect to the Line of Credit Note shall be presumptive evidence of the principal amount owing and unpaid on the Line of Credit Note absent manifest error. Failure of CNI to record the principal amount of any Loan on the grid attached to the Line of Credit Note shall not limit or otherwise affect the obligation of BBTC under this Agreement or under the Line of Credit Note to repay the principal amount of such Loan and all interest accruing thereon.


         2.2     Interest.

                 (a) The Loans shall bear interest at the rate of nine percent per annum, except that any amount of principal or, to the extent permitted by law, interest outstanding under the Line of Credit Note which is not paid when due, whether at maturity, upon acceleration, or otherwise, shall bear interest until paid in full at the rate of fifteen percent per annum. The provisions of this paragraph specifying the rate of interest for periods after the Maturity Date shall not be construed to postpone the Maturity Date beyond the applicable date specified in Section 2.5. Subject to Section 3.4(b)(1)(A), interest shall be payable on the Maturity Date and, prior to the Maturity Date, shall accrue and, to the extent permitted by law, compound monthly.

                 (b) All interest payable on the Line of Credit Note shall be computed for the actual number of days elapsed using a daily rate determined by dividing the annual rate by 365. Any interest that is not paid when due shall, to the extent permitted by law, compound monthly. Whenever any payment to be made under this Agreement or under the Line of Credit Note shall be stated to be due on a Saturday, Sunday, or a public holiday under the laws of the State of Florida, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest under the Line of Credit Note.

                 (c) The rate of interest payable on the Line of Credit Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on the Line of Credit Note is ever reduced as a result of the preceding sentence and any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for in this Agreement and the Line





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of Credit Note, then the rate provided for in this Agreement and the Line of
Credit Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by CNI is that which would have been received by CNI but for the operation of the preceding sentence.

         2.3     Use of Proceeds. BBTC agrees that:

                 (a) The proceeds of the Loans made under this Agreement will be used solely:

                          (1)      to redeem in full, but not in part, the
partnership interest of MFR, Inc. in BBTC, and to reimburse the general partner of BBTC for certain expenses incurred in constructing the Station; provided that the maximum amount of the proceeds of the Loans that may be used for the purpose described in this Section 2.3(a)(1) shall not exceed One Million One Hundred Thousand Dollars ($1,100,000).

                          (2)      to purchase and install equipment and related
tangible personal property required to construct the Station in accordance with the construction plans previously furnished by BBTC to CNI and approved by CNI, and

                          (3)      to pay any other expenses authorized by and
agreed to by CNI in writing.

                 (b) Without limiting any of the other terms of this Agreement, no part of the proceeds of any Loan made under this Agreement will be used to "purchase" or "carry" any "margin stock" or to extend credit to others for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined in the Regulation U of the Board of Governors of the Federal Reserve System), and the assets of BBTC do not include, and BBTC has no present intention of acquiring, any such security.

         2.4 Prepayments. BBTC shall have the right at any time and from time to time, upon five business days prior written notice to CNI, to prepay all or any part of the Line of Credit Note, plus interest accrued on the amount prepaid, without premium or penalty. Such notice shall state the date and amount of the proposed prepayment and shall be irrevocable. All prepayments on the Line of Credit Note shall be accompanied by interest accrued pursuant to
Section 2.2(a) on the amount prepaid through the date of prepayment.

         2.5 Maturity. Subject to Section 3.4(b)(1)(A), the entire principal balance of the Loans, together with accrued interest, shall be paid in full on the Maturity Date, which shall be the earliest of:





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                 (a)      the Closing Date; or

                 (b) the date on which the Time Brokerage Agreement expires or is terminated in accordance with its terms; or

                 (c) the date on which the Option is terminated pursuant to Section 10; or

                 (d)      the date on which the Option expires pursuant to
Section 3.3.

         2.6 Security Agreement. BBTC shall execute and deliver to CNI a Security Agreement granting a first priority security interest to CNI in all of BBTC's personal property, whether tangible or intangible, whether now owned or hereafter acquired, in the form of Exhibit D hereto (the "Security Agreement"). The Security Agreement shall be accompanied by appropriate financing statements to be filed in all appropriate jurisdictions. Prior to acquiring any interest in Real Property, BBTC shall execute and deliver to CNI a mortgage, deed of trust, collateral assignment, or other appropriate agreement (each, a "Mortgage"), in form and substance satisfactory to CNI, granting a first priority security interest to CNI in all of BBTC's interest in such Real Property.

         2.7 Conditions of Borrowing. Without limiting any of the other terms of this Agreement, CNI shall not be required to make any Loan to BBTC unless:.

                 (a) the representations and warranties contained in this Agreement continue to be true and complete on the date of such Loan;

                 (b) no Event of Default under this Agreement shall have occurred and be continuing, and no condition or event shall exist or have occurred that with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement;

                 (c) BBTC shall have delivered to CNI a certificate, dated as of the date of such Loan and signed by its general partner, certifying that
(i) all representations and warranties of CNI in Section 4 of this Agreement were true and complete when made and are true and complete as of the date of such Loan; (ii) no Event of Default exists under this Agreement and no condition or event exists or has occurred that with the passage of time, or the giving of notice, or both, would constitute an Event of Default; and (iii) BBTC has performed all obligations and taken all actions to be performed or taken by it at or prior to the date of such Loan;





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                 (d)      BBTC shall have delivered to CNI an opinion of
counsel substantially in the form of Exhibit E;

                 (e) at least three business days prior to the date of such Loan CNI shall have received a written request therefor;

                 (f) all proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations, and other documents applicable thereto, shall be reasonably satisfactory in form and substance to CNI and its counsel;

                 (g) BBTC shall have delivered to CNI invoices and other documentation satisfactory to CNI to evidence that the proceeds of the Loan will be used solely for the purposes specified in Section 2.3(a);

                 (h) BBTC shall have executed and delivered to CNI the Line of Credit Note, and the Security Agreement, financing statements, and Mortgages described in Section 2.6;

                 (i) prior to, or concurrently with, the making of such Loan, BBTC shall have redeemed all of the partnership interest of MFR, Inc. in BBTC and shall have delivered to CNI documentation satisfactory to CNI to evidence that MFR, Inc. waives and disclaims any further rights to the profits, revenues, or other assets of BBTC; and

                 (j) prior to, or concurrently with, the making of such Loan, MFR, Inc. and its sole stockholder shall have executed and delivered to CNI the MFR Noncompetition Agreement in the form of Exhibit H.

         2.8     Defaults and Remedies.

                 (a) Event of Default Defined. The occurrence of any one or more of the following events shall constitute an "Event of Default":.

                          (1)     BBTC shall fail to pay any amount due on the
Line of Credit Note when due; or

                          (2)     BBTC shall default in any material respect in
the performance or observance of any of the other agreements, covenants, conditions, provisions, or terms of this Agreement, the Line of Credit Note, the Security Agreement, any Mortgage, or the Time Brokerage Agreement, and the default shall have continued for a period of fifteen days after written notice thereof has been given to BBTC by CNI; or





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                          (3)     Any representation or warranty made by BBTC
herein or in any document, agreement, or certificate delivered pursuant hereto shall prove to have been false in any material respect as of the time when made; or

                          (4)     A final judgment that, together with other
outstanding final judgments against BBTC, exceeds an aggregate or $10,000 shall be entered against BBTC and shall remain outstanding and unsatisfied, unbonded, unstayed, or uninsured thirty days from the date of entry thereof; or

                          (5)     BBTC shall: (A) become insolvent; or (B) be
unable or admit in writing its inability to pay its debts as they mature; or
(C) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (D) commence a voluntary case or have an "order for relief" entered with respect to its pursuant to or within the meaning of the United States Bankruptcy Code; or (E) apply for, seek, consent to, or acquiesce in the appointment of a receiver, trustee, liquidator, or custodian for any of its assets; or (F) otherwise become the subject of any voluntary insolvency, bankruptcy, or reorganization proceeding or propose to enter into any formal or informal composition or arrangement with its creditors; or

                          (6)     BBTC shall (A) have an involuntary case
commenced against it pursuant to the United States Bankruptcy Code or other bankruptcy or insolvency law or (B) become the subject of a creditor's petition any plan or other arrangement with creditors, or (C) have a receiver or custodian appointed for any of its assets without its consent, and such appointment shall continue undischarged, or such case, petition, or proceeding shall continue undismissed, for a period of thirty days; or

                          (7)     This Agreement, the Line of Credit Note, the
Security Agreement, any Mortgage, or the Time Brokerage Agreement shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or be declared null and void, or be revoked or terminated; or

                          (8)     BBTC shall contest the validity or
enforceability of, or deny that it has any or further liability or obligation under, this Agreement, the Line of Credit Note, the Security Agreement, any Mortgage, or the Time Brokerage Agreement; or

                          (9)     The Permit, any other FCC license, or any
other material license or permit in respect to the Station shall be revoked, cancelled, nullified, or otherwise terminated for any reason and not immediately replaced; or





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                          (10)    BBTC shall default in any payment due on any
liability or obligation in an amount in excess of $10,000 and such default shall continue for more than the period of grace, if any, applicable thereto, or in the performance of or compliance with any term of any evidence of such liability or obligation or of any agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

                          (11)    NI shall cease to have a valid lien or
security interest in any substantial part of the collateral for the Loans, as reasonably determined by CNI.

                 (b)      Acceleration of Obligations.

                          (1)     Upon the occurrence of any Event of Default
(other than an Event of Default under Sections 2.8(a)(5) or 2.8(a)(6)) and at any time thereafter during the continuation of the Event of Default without waiver or cure, CNI may, by written notice to BBTC, immediately declare the unpaid principal balance of the Line of Credit Note, together with all interest accrued thereon, to be immediately due and payable, and the unpaid principal balance of and accrued interest on the Line of Credit Note shall thereupon be due and payable all without presentment, demand, protest, or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained in this Agreement or in the Line of Credit Note.

                          (2)     Upon the occurrence of any Event of Default
under Sections 2.8(a)(5) or 2.8(a)(6), the unpaid principal balance of the Line of Credit Note then outstanding, together with all interest accrued thereon, shall immediately and forthwith be due and payable, all without presentment, demand, protest, or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained in this Agreement or in the Line of Credit Note.

                 (c) Other Remedies. In addition to the remedies provided in Sections 2.8(b)(1) and 2.8(b)(2), CNI shall have all of the remedies for default provided by applicable law. Without limiting any of the other terms of this Agreement, upon the occurrence of any Event of Default, the rights, powers, and privileges provided in this Agreement or at law or in equity may be exercised by CNI at any time and from time to time, whether or not the indebtedness evidenced by the Line of Credit Note shall be due and payable, and whether or not CNI shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Line of Credit Note or any of the documents securing it.





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                 (d)      FCC Consent Required. Notwithstanding anything to the
contrary contained in this Agreement, CNI will not, without the prior consent of the FCC, take control of or manage the operation of the Station or take any action pursuant to this Agreement that would constitute or result in an assignment of any FCC licenses, in each case to the extent that such action requires the prior consent of the FCC under the Communications Act of 1934, as amended, or the rules and regulations of the FCC.

         2.9 Taxes. All sums payable by BBTC under this Agreement or under the Line of Credit Note, whether of principal, interest, expenses, or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, deductions, charges, withholdings, and all other similar types of liabilities with respect to such sums payable under this Agreement or under the Line of Credit Note, other than income, franchise, or ad valorem taxes imposed by any jurisdiction as a direct consequence of CNI being organized and existing, qualified to do business, or maintaining a permanent establishment, in such jurisdiction.

SECTION 3        OPTION TO PURCHASE.

         3.1 Grant of Option. BBTC hereby grants to CNI an irrevocable, exclusive option to purchase from BBTC on the Closing Date, all tangible and intangible assets, real, personal, and mixed, that are owned or held by BBTC on the Option Commencement Date or are subsequently acquired by BBTC and which are used or useful in the construction or operation of the Station. The Assets shall be free and clear of any liabilities, liens, security interests, pledges, conditions, or encumbrances, including liabilities under financing and capital leases (except for liens for current taxes not yet due and payable and liens securing the Loans). BBTC agrees that the Assets shall include the following:.

                 (a) all licenses, permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authority to BBTC in connection with the construction and operation of the Station;

                 (b) all right, title, and interest of BBTC in the Assets to be listed on the License Schedule, the Personal Property Schedule, the Real Property Schedule, the Contracts Schedule, and the Intangibles Schedule;

                 (c) all intangible assets of BBTC relating to the Station that are not listed on the Intangibles Schedule, including the goodwill of the Station, if any, and any goodwill associated with the assets listed on the Intangibles Schedule;





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                 (d)      all of BBTC's proprietary information, technical
information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of the Station;

                 (e)      all choses in action of BBTC relating to the Station;

                 (f) all books and records relating to the construction, business, or operations of the Station, including executed copies of all contracts, leases, non-governmental licenses and other agreements to be assigned to CNI, and all records required by the FCC to be kept by the Station;

                 (g) all contracts, leases, non-governmental licenses, and other agreements of BBTC relating to the Station; and

                 (h) all accounts receivable of BBTC from the sale of advertising time on the Station or for services performed by BBTC prior to the Closing Date.

         3.2 Excluded Assets. The Assets shall exclude the following assets:

                 (a) BBTC's cash on hand as of the Closing and all other cash in any of BBTC's bank accounts;

                 (b) any insurance policies, bonds, letters of credit, or other similar items, and any cash surrender value in regard thereto;

                 (c) all books and records that BBTC is required by law to retain and all books and records relating to BBTC's internal partnership organization; and

                 (d) any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements.

         3.3 Term and Manner of Exercise. Subject to Section 10, CNI may exercise the Option at any time during the period beginning one day after the first anniversary of the Completion Date (the "Option Commencement Date") and ending on the tenth anniversary of the Option Commencement Date by delivering a written notice of exercise to BBTC. If not previously exercised by CNI or terminated pursuant to Section 10, the Option shall expire at 5:00 p.m., Eastern Time, on the tenth anniversary of the Option Commencement Date.





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         3.4.    Purchase Price and Manner of Payment.

                 (a)      Purchase Price. Subject to adjustment as provided in
Section 3.4(c), the purchase price for the Assets to be purchased pursuant to the Option and for the covenants of the Covenanting Parties in the Noncompetition Agreement (collectively, the "Purchase Price") shall be the sum of One Hundred Thousand Dollars ($100,000), plus the outstanding principal amount of the Loans and all interest accrued thereon as of the Closing Date, and plus the amount of any payments of principal or interest made by BBTC with respect to the Loans prior to the Closing Date.

                 (b) Payment of Purchase Price. The Purchase Price shall be paid by CNI to BBTC as follows: .

                          (1)     At the Closing, CNI shall pay or cause to be
paid to or for the account of BBTC the Purchase Price as adjusted by the estimated adjustments set forth in BBTC's preliminary settlement statement (the "Estimated Purchase Price") as follows:

                                  (A)      As of the Closing, BBTC's
obligations to CNI with respect to the outstanding principal amount of the Loans, plus interest accrued thereon, shall be canceled;

                                  (B)      At the Closing, CNI shall pay or
cause to be paid to BBTC the amount of any payments of principal or interest made by BBTC with respect to the Loans prior to the Closing Date, in immediately available funds by federal wire transfer or by other means acceptable to the parties; and

                                  (C)      At the Closing, CNI shall pay or
cause to be paid to BBTC the balance of the Estimated Purchase Price, in immediately available funds by federal wire transfer or by other means acceptable to the parties.

                          (2)     If the Purchase Price as finally determined
pursuant to Section 3.4(d) exceeds the Estimated Purchase Price, CNI shall pay to BBTC, in immediately available funds within five days after the date on which the Purchase Price is determined pursuant to Section 3.4(d), the difference between the Purchase Price and the Estimated Purchase Price.

                          (3)     If the Purchase Price as finally determined
pursuant to Section 3.4(d) is less than the Estimated Purchase Price, BBTC shall pay to CNI, in immediately available funds within five days after the date on which the Purchase Price is determined pursuant to Section 3.4(d), the difference between the Purchase Price and the Estimated Purchase Price.





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                 (c)      Prorations.

                          (1)     The Purchase Price shall be increased or
decreased as required to effectuate the proration of expenses. All expenses arising from the operation of the Station, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), prepaid deposits (to the extent such prepaid deposits are assigned to CNI at Closing), commissions, wages, payroll taxes, vacation pay, sick leave, severance benefits, and other fringe benefits of employees of BBTC who become employees of CNI, and similar prepaid and deferred items, shall be prorated between CNI and BBTC in accordance with the principle that BBTC shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date (subject to reimbursement by CNI to the extent provided in the Time Brokerage Agreement), and CNI shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and BBTC shall remain solely liable with respect to, any obligation or liability not being assumed by CNI in accordance with Section 3.5(a).

                          (2)     The Purchase Price shall be decreased by the
amount of any revenues received by BBTC under any contract, lease, non-governmental license, or other agreement included in the Assets to the extent such revenues relate to the performance of obligations on or after the Closing Date.

                 (d) Manner of Determining Adjustments. The Purchase Price, taking into account the adjustments pursuant to Section 3.4(c), will be determined finally in accordance with the following procedures:.

                          (1)     BBTC shall prepare and deliver to CNI not
later than five days before the Closing Date a preliminary settlement statement which shall set forth BBTC's good faith estimate of the adjustments to the Purchase Price under Section 3.4(c). The preliminary settlement statement (A) shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 3.4(c), to the extent such adjustments can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by CNI, and (B) shall be certified by BBTC to be true and complete to BBTC's knowledge as of the date thereof.





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                          (2)     No later than 30 days after the Closing Date,
CNI will deliver to BBTC a statement setting forth CNI's determination of the Purchase Price and the calculation thereof pursuant to Section 3.4(c). If BBTC disputes the amount of the Purchase Price determined by CNI, it shall deliver to CNI within 30 days after its receipt of CNI's statement a statement setting forth its determination of the amount of the Purchase Price. If BBTC notifies CNI of its acceptance of CNI's statement, or if BBTC fails to deliver its statement within the 30-day period specified in the preceding sentence, CNI's determination of the Purchase Price shall be conclusive and binding on the parties as of the last day of the 30-day period.

                          (3)     CNI and BBTC shall use good faith efforts to
resolve any dispute involving the determination of the Purchase Price. If the parties are unable to resolve the dispute within fifteen days following the delivery of BBTC's statement, CNI and BBTC shall jointly designate an independent certified public accountant, who shall be knowledgeable and experienced in the operation of television broadcasting stations, to resolve the dispute. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this accountant shall be split equally between the parties.

                 (e) Allocation of Purchase Price. CNI and BBTC agree that Sixty-Four Thousand Dollars ($64,000) of the Purchase Price shall be allocated to the covenants of BBTC and the Covenanting Parties in the Noncompetition Agreement and the balance of the Purchase Price shall be allocated to the Assets. CNI and BBTC shall allocate the balance of the Purchase Price for tax and recording purposes in accordance with an appraisal to be conducted after Closing by an appraisal firm selected and retained by CNI, at CNI's expense, with experience in the valuation and appraisal of television station assets.

         3.5     Assumption of Liabilities and Obligations.

                 (a) Except as provided in Section 3.5(b), as of the Effective Time, CNI shall assume and undertake to pay, discharge, and perform
(1) insofar as they relate to the period after the Effective Time and arise out of events occurring after the Effective Time, all the obligations and liabilities of BBTC under the contracts, leases, non-governmental licenses, and other agreements entered into in accordance with Section 6.11 prior to the Option Commencement Date and listed on the Contracts Schedule as delivered to CNI pursuant to Section 4.7, the contracts, leases, non-governmental licenses, and other agreements entered into in accordance with Section 6.11 after the Option Commencement Date, and all other contracts, leases, non-governmental licenses, and other agreements that CNI expressly agrees to assume, and (2) all obligations and liabilities arising out of events occurring after the Effective Time related to CNI's ownership of the Assets or its operation of the Station after the Effective Time.

                 (b) Notwithstanding its purchase of the Assets pursuant to the Option, CNI shall not assume any obligations or liabilities of BBTC not specified in Section 3.5(a) or (1) any obligations or liabilities under any contract, lease, non-governmental license, or other agreement not included in the Assets or entered into in violation of Section 6.11, (b) any obligations or liabilities under any contract, lease, non-governmental license, or other agreement relating to the period prior to the Closing Date (except to the extent that the Purchase Price was reduced pursuant to Section 3.4(c) as a result of any such obligation or liability), (c) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing, (d) any obligations or liabilities arising under capitalized leases or other financing agreements, (e) any obligations or liabilities arising under agreements entered into other than in the ordinary course of business, (f) any obligations or liabilities of BBTC under any employee pension, retirement, or other benefit plans or collective bargaining agreements, (g) any obligation to any employee of the Station for severance benefits, vacation time, or sick leave accrued prior to the Closing Date (except to the extent that the Purchase Price was reduced pursuant to Section 3.4(c) as a result of any such obligation), or (h) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of BBTC prior to the Closing, and all such obligations and liabilities shall remain and be the obligations and liabilities solely of BBTC.

SECTION 4        REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BBTC.

         BBTC represents, warrants, and covenants to CNI as follows:

         4.1 Organization, Standing, and Authority. BBTC is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Florida. BBTC has all requisite power and authority (a) to own, lease, and use the Assets as now owned, leased, and used or proposed to be owned, leased, or used by it, (b) to construct the Station and to conduct the business and operations of the Station as now conducted or as proposed to be conducted, and (c) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by BBTC hereunder and thereunder. BBTC is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the operations of the Station or any of the Assets. BBTC has delivered to CNI a true and complete copy of the Certificate and Limited Partnership Agreement of BBTC.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by BBTC have been duly authorized by all necessary actions on the part of BBTC and its partners. This Agreement has been duly executed and delivered by BBTC and constitutes the legal, valid, and binding obligation of BBTC, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. The execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Certificate and Limited Partnership Agreement of BBTC; (c) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which BBTC is a party or by which BBTC may be bound; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets, other than the liens securing the Loans.

         4.4 Governmental Licenses. On or prior to the Option Commencement Date, BBTC shall deliver the License Schedule, which shall be a true and complete list as of the Option Commencement Date of all licenses, permits, and other authorizations required from governmental and regulatory authorities for the lawful construction of the Station and the lawful conduct of the business of the Station in the manner and to the full extent it is and will be conducted. From and after the Option Commencement Date, BBTC shall be the authorized legal holder of all those licenses, permits, and other authorizations, and none of the licenses, permits, and other authorizations shall be subject to any restriction or condition that would limit the operations of the Station as they are or will be conducted. BBTC is the authorized legal holder of the Permit. All required licenses, permits, and other authorizations, once obtained, shall remain in full force and effect, and the operations of the Station shall at all times be in accordance therewith.

         4.5     Tangible Personal Property.

                 (a) On or prior to the Option Commencement Date, BBTC shall deliver the Personal Property Schedule, which shall be a true and complete list as of the Option Commencement Date of all material items of tangible property used or useful in the operation of the Station, including any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, and inventory.

                 (b)      From and after the Option Commencement Date,

                          (1)     BBTC shall own and have good title to each
item listed on the Personal Property Schedule (other than items designated as being leased by BBTC pursuant to lease agreements entered into with the prior written consent of CNI).

                          (2)     All tangible property owned or held by BBTC
shall be in good operating condition and repair (ordinary wear and tear excepted) and shall be available for immediate use in the construction and operation of the Station.

                          (3)     All items of transmitting and studio
equipment owned or held by BBTC shall (A) be maintained in a manner consistent with generally accepted standards of good engineering practice, and (B) permit the Station and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

         4.6     Real Property.

                 (a) On or prior to the Option Commencement Date, BBTC shall deliver the Real Property Schedule, which shall be a true and complete description as of the Option Commencement Date of all interests of BBTC in any Real Property, including fee estates, leaseholds and subleaseholds, purchase options, licenses, easements, rights to access, and rights of way. The Real Property Schedule shall specify the street address, legal description, owner, and use and the location of all improvements on the Real Property.

                 (b)      From and after the Option Commencement Date:

                          (1)     BBTC shall have full legal and practical
access to all of the Real Property.

                          (2)     All buildings or improvements located on the
Real Property (A) shall be in good condition and repair consis-tent with their present use, and (B) shall comply with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction.

                          (3)     With respect to each leasehold or
subleasehold interest included in the Assets, so long as BBTC fulfills its obligations under the lease therefor, BBTC shall have enforceable rights to nondisturbance and quiet enjoyment, and no third party shall hold any interest in the leased premises with the right to foreclose upon BBTC's leasehold or subleasehold interest.

         4.7     Contracts.

                 (a) On or prior to the Option Commencement Date, BBTC shall deliver the Contracts Schedule, which shall be a true and complete list as of the Option Commencement Date of all contracts, leases, non-governmental licenses, and other agreements, written or oral, that relate to the Assets or the construction or operation of the Station, and shall deliver to CNI true and complete copies of all written contracts, leases, non-governmental licenses, and other agreements and true and complete memoranda of all oral contracts, leases, non-governmental licenses, and other agreements listed on the Contracts Schedule.

                 (b) As of the date of this Agreement, except as disclosed on Schedule 4.7, BBTC is not a party to or bound by any contract, lease, non-governmental license, or other agreement relating to the Assets or the construction or operation of the Station, other than this Agreement and the other agreements to be entered into pursuant to this Agreement. With respect to the agreements listed on Schedule 4.7, (1) BBTC has delivered to CNI true and complete copies of all written agreements and true and complete memoranda of all oral agreements, (2) all of such agreements are in full force and effect and are valid, binding, and enforceable in accordance with their terms, and (3) there is not under any such agreement any default by any party thereto or any event that, after notice or lapse of time or both, could constitute a default.

                 (c) From and after the Option Commencement Date, (1) all the agreements listed on the Contracts Schedule shall be in full force and effect and shall be valid, binding, and enforceable in accordance with their terms, (2) there shall not be under any such agreement any default by any party thereto or any event that, after notice or lapse of time or both, would constitute a default, (3) BBTC shall have full legal power and authority to assign its rights under all agreements listed on the Contracts Schedule to CNI, and (4) the assignment of those agreements to CNI will not affect the validity, enforceability, or continuation of any of those agreements.

         4.8     Personnel.

                 (a) On or prior to the Option Commencement Date, BBTC shall deliver the Personnel Schedule, which shall be a true and complete list as of the Option Commencement Date of all persons employed or retained as independent contractors by the Station and a description of their compensation.

                 (b) On the Closing Date, no controversies, disputes, or proceedings shall be pending or threatened between BBTC and any employees (singly or collectively) of the Station, no labor union or other collective bargaining unit shall represent or claim to represent any of the employees of the Station, and there shall be no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees of the Station.

         4.9. Intangibles. On or prior to the Option Commencement Date, BBTC shall deliver the Intangibles Schedule, which shall be a true and complete list as of the Option Commencement Date of all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, and other similar intangible property rights and interests applied for, issued to, or owned by BBTC or under which BBTC is licensed or franchised and which are used or useful in the business and operations of the Station (exclusive of those listed on the Licenses Schedule), together with copies of all existing documents that establish or evidence any of such intangible property rights. From and after the Option Commencement Date, all of the intangible property rights listed on the Intangibles Schedule shall be valid and in good standing and uncontested. BBTC shall not infringe upon or otherwise act adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons.

         4.10. Claims and Legal Actions. Except for rulemaking proceedings affecting the television broadcasting industry generally, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or, to the knowledge of BBTC, threatened, against or relating to BBTC, its properties, the Assets, or the business of the Station, nor does BBTC know or have reason to be aware of any basis for the same.

         4.11. Compliance with Laws. BBTC has complied and will comply fully with the terms of all licenses, permits, and other authorizations from governmental authorities and with all laws, rules, regulations, and ordinances. Neither the ownership nor use of BBTC's properties nor the conduct of its business conflicts or will conflict with the rights of any person or entity.

         4.12 FCC Actions. BBTC is not aware of any facts that could prevent the FCC from issuing the FCC Consent.

         4.13 Brokers. Neither BBTC nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based.

         4.14    Environmental Matters .

                 (a) BBTC has complied and shall comply with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against BBTC in connection with its ownership or operation of the Station alleging any failure to comply with any such law, rule, or regulation.

                 (b) BBTC has no liability relating to its construction, ownership, and operation of the Station under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Refuse Act, the Emergency Planning and Community Right-to-Know Act, or the Occupational Safety and Health Act (each as amended) or any other law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public or employee health and safety, or pollution or protection of the environment.

                 (c) BBTC has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand, under the common law or pursuant to any statute, against BBTC giving rise to any such liability) for damage to any site, location, or body of water (surface of subsurface) or for illness or personal injury.

                 (d) BBTC has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, and local laws, rules, and regulations (including all codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         4.15 Balance Sheet. BBTC has delivered to CNI a true and complete copy of its balance sheet as of October 31, 1993. Such balance sheet has been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly, accurately, and completely presents BBTC's financial condition as of the date of this Agreement.

         4.16 Full Disclosure. No representation or warranty made by BBTC in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by BBTC pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading.

SECTION 5        REPRESENTATIONS AND WARRANTIES OF CNI.

         CNI represents and warrants to BBTC as follows:

         5.1 Organization, Standing, and Authority. CNI is a non-profit corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. CNI has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by CNI hereunder and thereunder.

         5.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by CNI have been duly authorized by all necessary action on the part of CNI. This Agreement has been duly executed and delivered by CNI and constitutes a legal, valid, and binding obligation of CNI, enforceable against CNI in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         5.3 Absence of Conflicting Agreements and Required Consents. Except that the FCC Consent will be required prior to the purchase and sale of the Assets following exercise of the Option, the execution, delivery, and performance of this Agreement and the documents contemplated hereby by CNI (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any governmental or regulatory authority or any other third party; (b) will not conflict with the Articles of Incorporation or By-Laws of CNI; (c) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which CNI is a party or by which CNI may be bound.

         5.4 Brokers. Neither CNI nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based.

         5.5 Full Disclosure. No representation or warranty made by CNI in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by CNI pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading.

SECTION 6 ADDITIONAL COVENANTS REGARDING CONSTRUCTION AND OPERATION OF THE STATION.

         BBTC covenants and agrees that between the date of this Agreement and the expiration of the Option or the Closing Date, or, if later, until the repayment in full of the Loans and all interest accrued thereon, BBTC will act in accordance with the following:

         6.1 General. BBTC will construct the Station and conduct its business diligently, in the ordinary course (except where such conduct would conflict with the following covenants, with BBTC's other obligations under this Agreement, or with the Time Brokerage Agreement), and in such a manner so that the representations and warranties contained in this Section 4 shall continue to be true on the Closing Date as if made on and as of the Closing Date.

         6.2 Completion Certificate. BBTC will deliver to CNI within five days after the Completion Date a certificate, executed by BBTC and a qualified independent engineer approved by CNI, specifying the Completion Date and certifying that construction of the Station has been completed in accordance with the Permit and standard industry requirements for normal commercial operations and that the Station has commenced program tests.

         6.3 Liens. BBTC will not create, assume, or permit to exist any mortgage, pledge, lien, or other charge or encumbrance affecting any of the Assets, except for liens for current taxes not yet due and payable and liens securing the Loans.

         6.4 Disposition of Assets. BBTC will not sell, assign, lease, or otherwise transfer or dispose of any assets used or useful in the construction or operation of the Station.

         6.5 Licenses. BBTC will not cause or permit, by any act or failure to act, any governmental license, permit, or other authorization to expire or to be surrendered or modified, or take any action that would cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any governmental license, permit, or other authorization, or fail to prosecute with due diligence any applications to any governmental authority in connection with the construction or operation of the Station.

         6.6 Partnership Existence. BBTC will comply in all respects with its Certificate and Limited Partnership Agreement and will preserve, renew, and keep in full force and effect its existence as a limited partnership. BBTC will not amend its Certificate and Limited Partnership Agreement except as required to redeem in full the partnership interest of MFR, Inc. and, if necessary, to admit a substitute limited partner, which shall be controlled by the general partner of BBTC, so as to preserve BBTC's partnership existence. Except as provided in the preceding sentence, BBTC shall not admit any person or entity as a partner of BBTC.

         6.7 Access. BBTC will give to CNI and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and all books and records relating thereto, and will furnish or cause to be furnished to CNI and its authorized representatives all information relating to the Assets that they reasonably request.

         6.8 Notice of Events. BBTC will give CNI prompt written notice of any material change in any of the information contained in its representations and warranties in this Agreement or in the

Schedules and of any occurrence involving the Station and not arising in the ordinary course of the Station's business.

         6.9 Maintenance of Assets. BBTC will maintain all of the Station's property and assets or replacements thereof in good condition. If any loss, damage, impairment, confiscation, or condemnation to any of the Assets occurs, BBTC shall repair, replace, or restore the Assets to their prior condition as represented herein as soon thereafter as possible, and BBTC will use the proceeds of any claim under any insurance policy solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

         6.10 Insurance. BBTC shall maintain in effect policies of insurance that (1) are adequate in amount with respect to, and for the full value (subject to customary deductibles) of, the Assets, and (2) insure the Assets and the business of the Station against all foreseeable risk.

         6.11 Contracts. BBTC will not enter into any contract, lease, or other agreement other than contracts, leases, and other agreements entered into in the ordinary course of business that will not impose on CNI after the Closing any material non-monetary obligations or any monetary obligations in excess of $5,000 in the aggregate. BBTC shall not become a party to or become subject to any collective bargaining agreements with respect to the Station and shall not enter into any written or oral contracts of employment with any employee of the Station.

         6.12 ERISA Liabilities. BBTC will not create, become a party to, incur any liability to or in respect of, or agree or incur any obligation to contribute to any employee benefit plan, as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         6.13 Indebtedness. BBTC will not incur, create, assume, or permit to exist any indebtedness, except:.

                 (a)      indebtedness owed to CNI;

                 (b) unsecured trade payables incurred and paid in the ordinary course of business; and

                 (c) liabilities for taxes, assessments, and similar governmental charges, none of which shall be past due.

         6.14 Taxes. BBTC will file or cause to be filed all federal, state, county, local, or city tax returns that are required to be filed, and will pay or cause to be paid all taxes shown on those returns or on any tax assessment received by it.

         6.15 Inconsistent Actions. BBTC will not take any action that is inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

SECTION 7        SPECIAL COVENANTS AND AGREEMENTS.

         7.1 FCC Consent. The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to the Option shall be subject to the prior consent and approval of the FCC. Promptly upon the exercise of the Option, CNI and BBTC shall prepare for filing with the FCC an appropriate application for FCC Consent. The parties shall file and prosecute the application with all reasonable diligence and otherwise use their best efforts to obtain a grant of the application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if
(a) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (b) compliance with the condition would have a material adverse effect upon it. CNI and BBTC shall oppose any requests for reconsideration or judicial review of the FCC Consent and shall jointly request an extension of the effective period of the FCC Consent if the Closing shall not have occurred prior to the expiration of the original effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its right to terminate the Option under Section 10.

         7.2 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by BBTC at all times prior to the Closing.

         7.3 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including CNI's obtaining of financing related hereto, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If the Option is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Agreement.

         7.4 Public Announcements. CNI and BBTC jointly shall prepare and determine the timing of any press release or other public announcement relating to the execution of this Agreement. Neither CNI nor BBTC will issue any press release or make any other public announcement relating to the transactions contemplated by this Agreement without the prior consent of the other party, except that either party may, with prior notice to the other party, make any disclosure that it determines in good faith is required to be made by it under applicable law (including the federal securities laws).

         7.5 Cooperation. CNI and BBTC shall cooperate fully with each other and their respective counsel, engineers, and accountants in connection with any actions required to be taken as part of their obligations under this Agreement, and CNI and BBTC will use their best efforts to consummate the transactions contemplated hereby and to fulfill their obligations under this Agreement.

         7.6 Noncompetition Agreement. At Closing, CNI, BBTC, and the Covenanting Parties shall enter into the Noncompetition Agreement.

         7.7 Access. BBTC shall provide CNI access and the right to copy for a period of five years from the Closing Date any books and records that relate to the Assets but are not included in the Assets.

         7.8 Control of the Station. Prior to Closing, except to the extent that certain functions relating to the Station have been lawfully delegated or assigned by BBTC to CNI pursuant to the Time Brokerage Agreement, CNI shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station programs, employees, and policies, shall be the sole responsibility of BBTC until the Closing.

SECTION 8        CONDITIONS TO OBLIGATIONS OF CNI AND BBTC AT CLOSING.

         8.1 Conditions to Obligations of CNI. All obligations of CNI at the Closing under this Agreement are subject at CNI's option to the fulfillment prior to or at the Closing Date of each of the following conditions: .

                 (a) Representations and Warranties. All representations and warranties of BBTC contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. BBTC shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, no Event of Default shall have occurred and be continuing, and no condition or event shall exist or have occurred which with the passage of time, or the giving of notice, or both, would constitute an Event of Default.

                 (c) Consents. All consents, permits, or approvals of third parties, including governmental authorities, necessary to transfer any of the Assets to CNI or otherwise to consummate the transactions contemplated hereby shall have been obtained, without any adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                 (d) FCC Consent. The FCC Consent shall have been granted without the imposition on CNI of any conditions that need not be complied with by CNI under Section 7.1, BBTC shall have complied with any conditions imposed on it by the FCC Consent, and the FCC Consent shall have become a Final Order.

                 (e) Governmental Authorizations. BBTC shall be the holder of all required governmental licenses, permits, and other authorizations, and there shall not have been any modification of any governmental license, permit, or other authorization that could have an adverse effect on the Station or the conduct of its business and operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend, or modify adversely any governmental license, permit, or other authorization.

                 (f) Deliveries. BBTC shall have made or stand willing to make all the deliveries to CNI set forth in Section 9.2.

                 (g) Adverse Change. Between the Option Commencement Date and the Closing Date, except as a result of actions taken by CNI under the Time Brokerage Agreement, there shall have been no material adverse change in the business, assets, properties, or business prospects of the Station, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Station that has not been repaired, restored, or remedied, excepting normal wear and tear to the Assets.

         8.2 Conditions to Obligations of BBTC. All obligations of BBTC at the Closing under this Agreement are subject at BBTC's option to the fulfillment prior to or at the Closing Date of each of the following conditions:.

                 (a) Representations and Warranties. All representations and warranties of CNI contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. CNI shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                 (c) Deliveries. CNI shall have made or stand willing to make all the deliveries set forth in Section 9.3.

                 (d) FCC Consent. The FCC Consent shall have been granted without the imposition on BBTC of any conditions that need not be complied with by BBTC under Section 7.1 hereof and CNI shall have complied with any conditions imposed on it by the FCC Consent.

SECTION 9        CLOSING AND CLOSING DELIVERIES.

         9.1     Closing.

                 (a) Closing Date. The Closing shall take place at 10:00 a.m. on a date not earlier than the first business day after the FCC Consent is granted and not later than thirty days following the date upon which the FCC Consent has become a Final Order, to be set by CNI on at least five days' written notice to BBTC.

                 (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1255 Twenty-Third Street, N.W., Suite 500, Washington, D.C. 20037, or any other place that is agreed upon by CNI and BBTC.

         9.2 Deliveries by BBTC. Prior to or on the Closing Date, BBTC shall deliver to CNI the following, in form and substance reasonably satisfactory to CNI and its counsel:.

                 (a) Transfer Documents. Duly executed bills of sale and other transfer documents which shall be sufficient to vest good title to the Assets in the name of CNI, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations except for liens for current taxes not yet due and payable and liens securing the Loans.

                 (b) Consents. A manually executed copy of any instrument evidencing receipt of the consent or approval of any governmental or regulatory authority or any other third party necessary to transfer any of the Assets to CNI or otherwise to consummate the transactions contemplated hereby.

                 (c) Certificate. A certificate, dated as of the Closing Date, executed on behalf of BBTC by its general partner, certifying: (1) that the representations and warranties of BBTC contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that BBTC has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date.

                 (d) Licenses, Leases, Etc. Copies of all governmental licenses, permits, and other authorizations, and all related files and records used by BBTC in the operations of the Station.

                 (e) Noncompetition Agreement. The Noncompetition Agreement, duly executed by BBTC and the Covenanting Parties.

                 (f) Opinion of Counsel. Opinion of BBTC's counsel dated as of the Closing Date, substantially in the form of Exhibit F.

         9.3 Deliveries by CNI. Prior to or on the Closing Date, CNI shall deliver to BBTC the following, in form and substance reasonably satisfactory to BBTC and its counsel:.

                 (a) Estimated Purchase Price. The Estimated Purchase Price as provided in Section 3.4(b)(1).

                 (b) Canceled Line of Credit Note. The Line of Credit Note, duly marked to indicate that all obligations of BBTC for principal and interest thereunder have been canceled, together with any instruments reasonably requested by BBTC to evidence the termination of any security interests granted by BBTC to secure the Line of Credit Note.

                 (c) Certificate. A certificate, dated as of the Closing Date, executed on behalf of CNI by an officer of CNI, certifying (1) that the representations and warranties of CNI contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) that CNI has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date.

                 (d) Noncompetition Agreement. The Noncompetition Agreement, duly executed by CNI.

                 (e) Opinion of Counsel. An opinion of CNI's counsel dated as of the Closing Date, substantially in the form of Exhibit G.

SECTION 10       TERMINATION.

         10.1    Termination by BBTC.

                 (a) Before Exercise of the Option. Before the exercise of the Option, the Option may be terminated by BBTC, if BBTC is not then in material default, upon written notice to CNI, if the Time Brokerage Agreement shall have expired or shall have been terminated in accordance with its terms, other than as a result of BBTC's breach thereof.

                 (b) Following Exercise of the Option. Following the exercise of the Option but before the Closing, the Option may be terminated by BBTC and the purchase and sale of the Station abandoned, if BBTC is not then in material default, upon written notice to CNI, upon the occurrence of any of the following:.

                          (1)     If on the date that would otherwise be the
Closing Date any of the conditions precedent to the obligations of BBTC set forth in this Agreement have not been satisfied or waived in writing by BBTC.

                          (2)     If there shall be in effect on the date that
would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                          (3)     If the Time Brokerage Agreement shall have
expired or shall have been terminated in accordance with its terms, other than as a result of BBTC's breach thereof.

         10.2    Termination by CNI.

                 (a) Following Exercise of the Option. Following the exercise of the Option but before the Closing, the Option may be terminated by CNI and the purchase and sale of the Station abandoned, if CNI is not then in material default, upon written notice to BBTC, upon the occurrence of any of the following:.

                          (1)     If on the date that would otherwise be the
Closing Date any of the conditions precedent to the obligations of CNI set forth in this Agreement have not been satisfied or waived in writing by CNI.

                          (2)     If there shall be in effect on the date that
would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                          (3)     If the Time Brokerage Agreement shall have
expired or shall have been terminated in accordance with its terms, other than as a result of BBTC's breach thereof.

                 (b) Interruption of Service. Following the Completion Date, the Option may be terminated by CNI and (if the Option has been exercised) the purchase and sale of the Station abandoned, upon written notice to BBTC, if any event shall have occurred that prevented signal transmission by the Station in the normal and usual manner for more than 120 hours in any continuous period of thirty days.

         10.3 Automatic Termination. The Option shall terminate automatically if the Option shall at any time and for any reason cease to be in full force and effect, shall be revoked or terminated, or shall be declared null and void by a final order of a court of competent jurisdiction.

         10.4    Rights on Termination. If the Option is terminated pursuant to
Section 10.1, Section 10.2, or Section 10.3 and neither party is in material breach of any provision of this Agreement, the parties hereto shall not have any further liability to each other with respect to the purchase and sale of the Assets. If the Option is terminated by either party due to the other party's material breach of any provision of this Agreement, the terminating party shall have all rights and remedies available at law or equity. The termination of the Option pursuant to Section 10.1, Section 10.2, or Section
10.3 shall not impair or otherwise affect the obligations of BBTC under the Line of Credit Note or diminish the obligations of BBTC to comply with the covenants set forth in this Agreement until the repayment in full of the Loans and all interest accrued thereon as provided in Section 2.5.

SECTION 11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN REMEDIES.

         11.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of eighteen months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained herein. No notice or information delivered by BBTC shall affect CNI's right to rely on any representation or warranty made by BBTC or relieve BBTC of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         11.2 Indemnification by BBTC. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of CNI or any information CNI may have, BBTC hereby agrees to indemnify and hold CNI harmless against and with respect to, and shall reimburse CNI for:.

                 (a) Breach. Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by BBTC contained herein or in any certificate, document, or instrument delivered to CNI under this Agreement.

                 (b) Obligations. Any and all obligations of BBTC not assumed by CNI pursuant to this Agreement.

                 (c) Ownership. Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station prior to the Closing.

                 (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.3 Indemnification by CNI. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of BBTC or any information BBTC may have, CNI hereby agrees to indemnify and hold BBTC harmless against and with respect to, and shall reimburse BBTC for: .

                 (a) Breach. Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by CNI contained herein or in any certificate, document, or instrument delivered to BBTC under this Agreement.

                 (b) Obligations. Any and all obligations of BBTC assumed by CNI pursuant to this Agreement.

                 (c) Ownership. Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station on and after the Closing.

                 (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.4 Specific Performance. The parties recognize that if BBTC breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate CNI for its injury. CNI shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by CNI to enforce this Agreement, BBTC shall waive the defense that there is an adequate remedy at law.

         11.5 Attorneys' Fees. In the event of the filing by either party of a lawsuit for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

SECTION 12       MISCELLANEOUS.

         12.1 Fees and Expenses. BBTC shall pay any filing fees, transfer taxes, sales taxes, document stamps, or other charges levied by any governmental entity, including any subsequently instituted tax on the assignment of FCC licenses, on account of the transfer of the Assets from BBTC to CNI. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives.

         12.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be addressed as follows:.

If to BBTC:             Bradenton Broadcast Television Company, Ltd.
                        515 First Avenue East
                        Bradenton, Florida 34208
                        Attention: Ms. Anita Flenoy Rogers

With a copy to:         Baynard, Harrell, Ostow & Ulrich, P.A.
                        100 Second Avenue South
                        Twelfth Floor
                        St. Petersburg, Florida 33701
                        Attention: Mr. Robert L. Ulrich

If to CNI:              The Christian Network, Inc.
                        14444 66th Street North
                        Clearwater, Florida 34624
                        Attention: Mr. Lowell W. Paxson

With a copy to:         Dow, Lohnes & Albertson
                        1255 Twenty-Third Street, N.W.
                        Suite 500
                        Washington, D.C. 20037
                        Attention: John R. Feore, Jr.

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section
12.2. A notice mailed by registered or certified mail, postage prepaid and return receipt requested, shall be deemed to have been duly delivered and received on the date of receipt shown on the return receipt.

         12.3 Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         12.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of BBTC, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of CNI, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to CNI pursuant to this Agreement.

         12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         12.6 ENFORCEMENT. BBTC (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF FLORIDA AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE __________ DISTRICT OF FLORIDA, FOR THE PURPOSE OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LINE OF CREDIT NOTE, THE SECURITY AGREEMENT, ANY MORTGAGE, OR THE SUBJECT MATTER HEREOF OR THEREOF BROUGHT BY CNI OR ITS SUCCESSORS OR ASSIGNS AND (B) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION, OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION, OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION, OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT, THE LINE OF CREDIT NOTE, THE SECURITY AGREEMENT, ANY MORTGAGE, OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (C) HEREBY WAIVES AND AGREES NOT TO SEEK ANY REVIEW BY ANY COURT OF ANY JURISDICTION OTHER THAN FLORIDA OR THE UNITED STATES WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF THE JUDGMENT OF ANY SUCH FLORIDA STATE OR FEDERAL COURT. BBTC HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN. BBTC AGREES THAT ITS SUBMISSION TO JURISDICTION AND ITS CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF CNI. FINAL JUDGMENT

AGAINST BBTC IN ANY SUCH ACTION, SUIT, OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT, ACTION, OR PROCEEDING ON THE JUDGMENT, OR IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT CNI MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST BBTC OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE BBTC, OR SUCH ASSETS, MAY BE FOUND.

         12.7 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         12.8 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         12.9 Entire Agreement. This Agreement, the Schedules, and the exhibits hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between CNI and BBTC with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         12.10 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         12.11   Agreements by Covenanting Parties.

                 (a) In consideration of the execution and delivery of this Agreement by CNI, each of the Covenanting Parties agrees, at the Closing, to enter into the Noncompetition Agreement.

                 (b) Each of the Covenanting Parties represents and warrants to CNI as follows:

                          (1)     This Agreement has been duly and validly
executed and delivered by him or her and constitutes his or her legal, valid, and binding agreement, enforceable in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

                          (2)     The Noncompetition Agreement, when executed
and delivered by him or her at Closing, will constitute his or her legal, valid, and binding agreement, enforceable in accordance with its terms, except as the enforceability of the Noncompetition Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

                          (3)     Neither the execution and delivery by him or
her of this Agreement, the Noncompetition Agreement, or any other document or instrument to be delivered by him or her pursuant hereto nor the consummation of the transactions contemplated hereby and thereby will (A) result in a default (or give rise to any right of termination, cancellation, or acceleration), with or without notice or the passage of time, or both, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which he is a party or by which any of his assets may be bound, or (B) violate any law, rule, regulation, order, writ, injunction, or decree applicable to him or her.

         IN WITNESS WHEREOF, this Agreement has been executed by BBTC and CNI as of the date first written above.

                                   Bradenton Broadcast Television Company, Ltd.



                                   By:    /s/ Anita F. Rogers
                                      -----------------------------------
                                   Name:  Anita F. Rogers
                                        ---------------------------------
                                   Title: President
                                         --------------------------------

                                   The Christian Network, Inc.



                                   By:    /s/ James L. West
                                      -----------------------------------
                                   Name:  James L. West
                                        ---------------------------------
                                   Title: Chairman
                                         --------------------------------

COVENANTING PARTIES:




------------------------




------------------------



------------------------




------------------------




------------------------

                                LIST OF EXHIBITS

EXHIBIT A -- Form of Noncompetition Agreement

EXHIBIT B -- Form of Time Brokerage Agreement

EXHIBIT C -- Form of Line of Credit Note

EXHIBIT D -- Form of Security Agreement

EXHIBIT E -- Form of Loan Opinion

EXHIBIT F -- Form of Opinion of BBTC's Counsel

EXHIBIT G -- Form of Opinion of CNI's Counsel

EXHIBIT H -- Form of MFR Noncompetition Agreement





                                     - iv -